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                                4,100,000 Shares

                                KITTY HAWK, INC.

                    COMMON STOCK, PAR VALUE $0.01 PER SHARE





                         FORM OF UNDERWRITING AGREEMENT





November __, 1997
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                                                               November __, 1997





Morgan Stanley & Co.
  Incorporated
  BT Alex. Brown Incorporated
  Scott & Stringfellow, Inc.
  Fieldstone FPCG Services, L.P.
  c/o Morgan Stanley & Co.
  Incorporated
1251 Avenue of the Americas
New York, New York  10020

Dear Sirs:

         Kitty Hawk, Inc. a Delaware corporation (the "Company") proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") 3,000,000 shares of its common stock, par value $0.01 per share, and the stockholders of the Company named in Schedule II hereto (each a "Selling Stockholder") propose to sell to the several Underwriters 1,100,000 shares of common stock, par value $0.01 per share of the Company (collectively, the "Firm Shares").

         It is understood that, subject to the conditions hereinafter stated, the Firm Shares will be sold to the several Underwriters in connection with the offering and sale of such Firm Shares. Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated, Scott & Stringfellow, Inc. and Fieldstone FPCG Services, L.P. shall act as representatives (the "Representatives") of the several Underwriters.

         The Company also proposes to issue and sell to the several Underwriters not more than an additional 615,000 shares of its common stock, par value $0.01 per share (the "Additional Shares"), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Article II hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement contains a prospectus to be used in connection with the offering and sale of the Shares in the United States and Canada to United States and Canadian Persons. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be





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part of the registration statement at the time of effectiveness pursuant to
Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus."


                                       I.

                 Reference is made to the Agreement and Plan of Merger, as amended (the "Merger Agreement"), dated September 22, 1997, among American International Airways, Inc., a Michigan corporation, Kalitta Flying Service, Inc., a Michigan corporation, Flight One Logistics, Inc., a Michigan corporation, O.K. Turbines, Inc., a Michigan corporation and American International Travel, Inc., a Michigan corporation (collectively, the "Kalitta Companies"), Conrad Kalitta, the Company, certain subsidiaries of the Company formed for the sole purpose of effecting the Merger (as defined below) and M. Tom Christopher. Pursuant to the Merger Agreement, each of the Kalitta Companies will be merged (collectively, the "Merger") with and into certain subsidiaries of the Company. As a result of the Merger, each of the Kalitta Companies will become a wholly owned subsidiary of the Company.

                 (a) The Company (as used in this Article I, Section (a), the "Company" means the Company after giving pro forma effect to the Merger) represents and warrants to each of the Underwriters that:

                          (i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                          (ii) (A) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (C) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph I(a)(ii) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any





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                                       3


                 Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                          (iii) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                          (iv) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                          (v) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                          (vi) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                          (vii) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

                          (viii) This Agreement has been duly authorized, executed and delivered by the Company.

                          (ix)    The Merger Agreement has been duly
                 authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency





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                 (including, without limitation, all laws relating to
                 fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity, including without limitation, concepts of materiality, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

                          (x) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Merger Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (except for any such contravention that, singly or in the aggregate, would not have a material adverse effect to the Company and its subsidiaries, taken as a whole), and, with respect to the Merger Agreement, other than as contemplated by the Merger Agreement, no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Merger Agreement (except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except for any such failure to receive consent, approval, authorization, order or qualification that, singly or in the aggregate, would not have a material adverse effect to the Company and its subsidiaries, taken as a whole).

                          (xi) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

                          (xii)   There are no legal or governmental
                 proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                          (xiii) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and





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                                       5


                 other governmental authorities (including the Federal Aviation Administration ("FAA") and all non-U.S. regulatory authorities), all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                          (xiv) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                          (xv) The Company is not and, immediately after the Transactions and the Refinancings (as such terms are defined in the Prospectus), will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                          (xvi) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
                 (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                          (xvii) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.





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                                       6


                          (xviii) The Company has properly taken all actions,
                 corporate and otherwise, and obtained all consents of stockholders, necessary to approve the Merger. The Merger will occur simultaneously with the closing hereunder.

                          (xix) Each representation and warranty of the Company contained in the Merger Agreement is hereby made by the Company to the Underwriters; provided that indemnification of the Underwriters by the Company pursuant to Article VII hereof in connection with a breach of any representation and warranty contained in the Merger Agreement and made by the Company to the Underwriters pursuant to this paragraph shall be limited to the deductible applicable to the Company described under Section 10.3.1 of the Merger Agreement and the cap applicable to the Company described under Section 10.3.2 of the Merger Agreement.

                          (xx) Schedule III sets forth a true and complete list of all Indebtedness (as defined in the Indenture related to the ___% Senior Secured Notes due 2004 (the "Notes")) of the Company and each of its subsidiaries that will be outstanding on a pro forma basis after giving effect to the Transactions and the Refinancings.

                          (xxi)   Neither the Company nor any of its
                 subsidiaries will be in default under any material agreement to which the Company or any of its subsidiaries is a party on a pro forma basis after giving effect to the Transactions and the Refinancing.

                          (xxii) The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                          (xxiii) The Transactions will not constitute a change
                 of control, reorganization, consolidation, reclassification, liquidation or a conveyance, transfer or disposal of all or substantially all of the assets of the Company under any material agreement to which the Company or any of its subsidiaries is a party.

                 (b) Each of the Kalitta Companies represents and warrants to each of the Underwriters that:





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                                       7


                          (i) (A) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
                 (B) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph I(b)(i) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                          (ii) Each of the Kalitta Companies has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Kalitta Companies and their subsidiaries, taken as a whole.

                          (iii) Each subsidiary of each of the Kalitta Companies has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Kalitta Companies and their subsidiaries, taken as a whole.

                          (iv) This Agreement has been duly authorized, executed and delivered by each of the Kalitta Companies.

                          (v)     The Merger Agreement has been duly
                 authorized, executed and delivered by each of the Kalitta Companies and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of each of the Kalitta Companies, enforceable against each of the Kalitta Companies in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of





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                                       8


                 equity, including without limitation, concepts of materiality, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

                          (vi) The execution and delivery by the Kalitta Companies of, and the performance by each of the Kalitta Companies of their obligations under, this Agreement and the Merger Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of any of the Kalitta Companies or any agreement or other instrument binding upon any of the Kalitta Companies or any of their subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of the Kalitta Companies or any subsidiary thereof (except for any such contravention that, singly or in the aggregate, would not have a material adverse effect to the Company and its subsidiaries, taken as a whole), and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Kalitta Companies of their obligations under this Agreement (except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except for any such failure to receive consent, approval, authorization, order or qualification that, singly or in the aggregate, would not have a material adverse effect to the Company and its subsidiaries, taken as a whole).

                          (vii) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of any of the Kalitta Companies and their subsidiaries, taken as a whole, from that set forth in the Prospectus.

                          (viii)  There are no legal or governmental
                 proceedings pending or threatened to which any of the Kalitta Companies or any of their subsidiaries is a party or to which any of the properties of any of the Kalitta Companies or any of their subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                          (ix) Each of the Kalitta Companies and their subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including the FAA and all non-U.S. regulatory authorities), all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the

                 Kalitta Companies and their subsidiaries, taken as a whole.

                          (x) Each of the Kalitta Companies and their subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Kalitta Companies and their subsidiaries, taken as a whole.

                          (xi) In the ordinary course of its business, each of the Kalitta Companies conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of each of the Kalitta Companies and their subsidiaries in the course of which it identifies and evaluates associated costs and liabilities, (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each of the Kalitta Companies has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Kalitta Companies and their subsidiaries, taken as a whole.

                          (xii) Each of the Kalitta Companies has properly taken all actions, corporate and otherwise, and obtained all consents of stockholders, necessary to approve the Merger. The Merger will occur simultaneously with the closing hereunder.

                          (xiii) Each representation and warranty of each of the Kalitta Companies contained in the Merger Agreement is hereby made by each of the Kalitta Companies to the Underwriters.

                          (xiv) Schedule IV sets forth a true and complete list of all Indebtedness of the Kalitta Companies and their subsidiaries that will be outstanding on a pro forma basis after giving effect to the Transactions and the Refinancings.

                          (xv) Neither any of the Kalitta Companies nor any of their subsidiaries will be in default under any material agreement on a pro forma basis after giving effect to the Transactions and the Refinancings.





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                                       10


                          (xvi) The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Kalitta Companies, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                          (xvii) The Transactions will not constitute a change of control, reorganization, consolidation, reclassification, liquidation or a conveyance, transfer or disposal of all or substantially all of the assets of the Kalitta Companies under any material agreement of the Kalitta Companies or any of their subsidiaries.


                 (c) Each Selling Stockholder represents and warrants severally, and not jointly, to each of the Underwriters that:

                          (i) He now has, and on the Closing Date (as defined below) will have, good and valid title to the Shares to be sold by him Stockholder hereunder, free and clear of any lien, claim, security interest or other encumbrance, including without limitation, any restriction on transfer.

                          (ii) He now has, and on the Closing Date will have, full legal right, power and capacity, and any approval required by law, to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement, and upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire good and valid title to such Shares free and clear of any lien, claim, security or other encumbrance.

                          (iii) This Agreement has been duly executed and delivered by him.

                          (iv) Neither the execution and delivery of this Agreement by him nor the consummation of the transactions herein contemplated by him requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) or contravenes any agreement to which he is a party or by which he is or may be bound or to which any of his properties or assets are subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to him or to any of his properties or assets.

                          (v)     The Registration Statement and the
                 Prospectus, insofar as they relate to him, do not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made).

                          (vi) He does not have knowledge or any reason to believe that the Registration Statement or the Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made).

                          (vii) He has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements described in the Prospectus.

                 (d) Each Underwriter represents and warrants to, and agrees with, the Company that:

                          (i) It will not offer or sell, and hereby agrees not to offer or sell, any Shares, directly or indirectly, in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof or of Canada.

                          (ii) Any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus with the Canadian government or in the province or territory of Canada in which such offer or sale is made.

                          (iii) It will send, and hereby agrees to send, to any dealer who purchases from it any Shares a notice stating, in substance, that by purchasing such Shares, such dealer represents and thereby agrees that it has not and will not offer or sell, directly or indirectly, any such Shares in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof or of Canada and that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus with the Canadian government or in the province or territory of Canada in which such offer or sale is made, and that such dealer will deliver to any other dealer to whom it sells any Shares a notice substantially containing the foregoing.

                                      II.

                 The Company hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations, warranties and covenants herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite their names at U.S.$_____ a share -- the purchase price.

                 On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 615,000 Additional Shares at the purchase price. Additional Shares may be purchased as provided in Article IV hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                 The Company hereby agrees that, without the prior written consent of the Representatives, during the period ending 90 days after the date of the Prospectus, it will not (i) register for sale, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock (other than shares of common stock acquired in the open market after the date of the Prospectus) or (ii) enter into any swap or other arrangement that transfer to another, in whole or in part, any economic consequences of ownership of the common stock, whether described in clause (i) or (ii) above is settled by delivery of common stock or such other securities, in cash or otherwise, other than (x) the Shares to be sold hereunder and (y) 10,000 shares of such common stock issuable pursuant to the (as such term is defined in the Prospectus).


                                      III.

                 The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$____ a share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$____ a share under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of

U.S.$____ a share, to any Underwriter or to certain other dealers.

                                      IV.

                 Payment for the Firm Shares shall be made in available, same day funds at the office of Haynes and Boone, LLP, 3100 Nations Bank Plaza, 901 Main Street, Dallas, Texas, at 10:00 A.M., local time, on November __, 1997, or at such other time on the same or such other date, not later than December __, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the Closing Date.

                 Payment for any Additional Shares shall be made in immediately available, same day funds at the office of Haynes and Boone, LLP, 3100 Nations Bank Plaza, 901 Main Street, Dallas, Texas, at 10:00 A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the Representatives to the Company of their determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than ______, 1997, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date". The notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

                 Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor by wire transfer of immediately available funds to the respective bank accounts designated by the Company and the Selling Stockholders, respectively.

                                       V.

                 The obligations of the Company, the Kalitta Companies, each Selling Stockholder and the several obligations of the Underwriters hereunder are subject to the condition that (i) the Registration Statement shall have become effective not later than the date hereof, (ii) the prior or concurrent effectiveness of the Merger and (iii) the prior or concurrent closing of the offering by the Company of approximately U.S.$340 million aggregate principal amount of the Notes.

                 The several obligations of the Underwriters hereunder are subject to the following further conditions:

                 (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, or the Kalitta Companies and their subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. For the purposes hereof, it is agreed that (i) the loss of the operating certificate of any of the Company, its subsidiaries or the Kalitta Companies or their subsidiaries, (ii) any regulatory order to materially curtail or otherwise materially limit the use of any of the aircraft of the Company or its subsidiaries or Kalitta Companies or their subsidiaries or (iii) any material accident involving any plane of the Company, the Kalitta Companies or their respective subsidiaries or Kalitta Companies or their subsidiaries would involve a change in the condition of Company and its subsidiaries, taken as a whole.

                 (b) The Underwriters shall have received on the Closing Date certificates, dated the Closing Date and signed by (i) an executive officer of the Company (solely in his capacity as such),
         (ii) an executive officer each of the Kalitta Companies (solely in his capacity as such) and (iii) the Selling Stockholder, to the effect that the representations and warranties of the Company, the Kalitta Companies and the Selling Stockholder, respectively, contained in this Agreement are true and correct as of the Closing Date and that the Company, the Kalitta Companies and the Selling Stockholder, respectively, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder by it on or before the Closing Date.

                 The officer signing and delivering such certificates of the Company and the Kalitta Companies may rely upon the best of his knowledge as to proceedings threatened and such certificates will be expressly so qualified.

                 (c) You shall have received on the Closing Date opinions of Haynes and Boone, LLP, counsel for the Company, dated the Closing Date, to the effect that:

                          (i) the Company has been duly incorporated, is validly existing as a Corporation under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                          (ii) each subsidiary of the Company has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                          (iii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                          (iv) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                          (v) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive rights under the certificate of incorporation of the Company or the Delaware General Corporation Law or otherwise known to such counsel;

                          (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                          (vii)   the Merger Agreement has been duly
                 authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity, including without limitation, concepts of materiality, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law);

                          (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Merger Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, any agreement listed under Item 10 of the exhibits to the Registration Statement to which the Company or its subsidiaries is a party (except for any such contravention that, singly or in the aggregate, would not have a material adverse effect to the Company and its subsidiaries, taken as a whole);

                          (ix) the statements (1) in the Prospectus under the captions "Description of Capital Stock", "Underwriters" and "Business-Legal Proceedings" and (2) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                          (x) the Company is not, and immediately after the Transactions and Refinancings will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company

                 Act of 1940, as amended;

                          (xi) the Company has properly taken all corporate actions and obtained all consents of stockholders, necessary to approve the Merger;

                          (xii) the Merger will, upon the filing of the certificate or certificates of merger, be consummated in accordance with the terms and provisions of the Merger Agreement;

                          (xiii) the Registration Statement has become effective; and

                          (xiv) such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                 Haynes and Boone, LLP shall qualify the foregoing opinion concerning the enforceability of the Merger Agreement to the effect of the rules of law described in Section 14 of the American Bar Association's Third Party Legal Opinion Report and Accord (1991).

                 Haynes and Boone, LLP shall confirm in its opinion letter (i) that it has received certificates of good standing dated not earlier than two days prior to the Closing Date for the Company from the States of Texas and Delaware, which certificates shall be attached as an exhibit to such opinion; and (ii) that it has received certificates of good standing dated not earlier than two days prior to the Closing Date for each subsidiary of the Company from each state in which any subsidiary of the Company is incorporated or qualified to do business, which certificates shall be attached as an exhibit to such opinion. Haynes and Boone, LLP shall also confirm that, to its knowledge (based solely upon the investigation described in such opinion letter), the description (1) in the Prospectus under the caption "Business - Legal Proceedings - U.S. Postal Service Contract" constitutes a fair summary in all material respects of such proceedings and (2) in the Registration Statement in Item 14, insofar as such description contains summaries of the documents referenced therein, fairly presents the information required to be disclosed with respect to such documents and fairly summarizes the documents referred to therein.

                 Such counsel shall also state that, although they have not undertaken, except with respect to "Description of Capital Stock", "Description of Indebtedness", "Legal Matters", "Business-Legal Proceedings" and "Shares Eligible for Future Sale", to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused it to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, (in the case of the Prospectus, in the light of the circumstances under which they were made), not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial data included in the Registration Statement or the Prospectus).

                 Haynes and Boone, LLP, may expressly limit the expression of the foregoing opinions to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States and may exclude all laws, rules and regulations related to aviation (including FAA and DOT regulations) and the effect such laws, rules and regulations may have on such opinions.

                 (d) You shall have received on the Closing Date opinions of Burke, Wright & Keiffer, P.C. counsel for the Company, dated the Closing Date, to the effect that:

                          (i) to the best of such counsel's knowledge, the execution and delivery by the Company of, and performance by the Company of its obligations under, this Agreement and the Merger Agreement will not contravene any judgment, or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (except for any such contravention that, singly or in the aggregate, would not have a material adverse effect to the Company and its subsidiaries, taken as a whole), and, with respect to the Merger Agreement, other than as contemplated by the Merger Agreement, no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the

                 Company of its obligations under this Agreement or the Merger Agreement (except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Underwriters and except for such failure to receive consent, approval, authorization, order or qualification that, singly or in the aggregate, would not have a material adverse effect to the Company and its subsidiaries, taken as a whole); and

                          (ii) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (e) You shall have received on the Closing Date opinions of Miller, Canfield, Paddock & Stone, P.L.C. counsel for the Kalitta Companies, dated the Closing Date, to the effect that:

                          (i) each of the Kalitta Companies has been duly incorporated, is validly existing as a Corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                          (ii) each subsidiary of each of the Kalitta Companies has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Kalitta Companies and their subsidiaries taken as a whole;

                          (iii) this Agreement has been duly authorized, executed and delivered by each of the Kalitta Companies;

                          (iv)    the Merger Agreement has been duly
                 authorized, executed and
                 delivered by each of the Kalitta Companies and Conrad Kalitta and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of each of the Kalitta Companies and Conrad Kalitta, enforceable against each of the Kalitta Companies and Conrad Kalitta in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity, including without limitation, concepts of materiality, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law);

                          (v) the execution and delivery by each of the Kalitta Companies of, and the performance by each of the Kalitta Companies of its obligations under this Agreement and the Merger Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of any of the Kalitta Companies or, to the best of such counsel's knowledge, any agreement or other instrument binding upon any of the Kalitta Companies or any of their subsidiaries, or, to the best of such counsel's knowledge, any judgment, or decree of any governmental body, agency or court having jurisdiction over any of the Kalitta Companies or any subsidiary (except for any such contravention that, singly or in the aggregate, would not have a material adverse effect to the Kalitta Companies and their subsidiaries, taken as a whole), and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by any of the Kalitta Companies of their obligations under this Agreement, (except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Underwriters and except for such failure to receive consent, approval, authorization, order or qualification that, singly or in the aggregate, would not have a material adverse effect to the Kalitta Companies and their subsidiaries, taken as a whole);

                          (vi) the statements in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                          (vii) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which any of the Kalitta Companies or any of their subsidiaries is a party or to which any of the properties of any of the Kalitta Companies or any of their subsidiaries are subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                          (viii) the Kalitta Companies have properly taken all actions, corporate and otherwise, and obtained all consents of stockholders, necessary to approve the Merger; and

                          (ix) such counsel (1) believes that (except for financial statements and schedules as to which such counsel need not express any belief), with respect to the Kalitta Companies, the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) believes that (except for financial statements and schedules as to which such counsel need not express any belief), with respect to the Kalitta Companies, the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (f) You shall have received on the Closing Date an opinion of Shearman & Sterling, special counsel for the Underwriters, dated the Closing Date, covering such matters as you may reasonably request.

                 With respect to subparagraph (ix) of paragraph (e) above, Miller, Canfield, Paddock & Stone, P.L.C., may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                 The opinions of Haynes and Boone LLP described in paragraph
         (c) above and the opinion of Miller, Canfield, Paddock & Stone, P.L.C. described in paragraph (d) above shall be rendered to you at the request of the Company and the Kalitta Companies, respectively, and each shall so state therein.

                 (g) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements, and certain financial information including pro forma financial statements, contained in the Registration Statement and the Prospectus.

                 (h) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche, LLP, the Kalitta Companies' independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information other than pro forma financial information contained in the Registration Statement and the Prospectus.

                 (i) The "lock-up" agreements between you and certain stockholders, officers and directors of the Company (including the post-Merger officers and directors) relating to sales of shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                 The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

                                      VI.

                 In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

                 (a) To furnish to you, without charge, seven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which you reasonably object in writing.

                 (c) If, during such period after the first date of the public offering of the Shares as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                 (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the Shares by the National Association of Securities Dealers, Inc.

                 (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 (f) To pay all reasonable document production charges and expenses of Shearman & Sterling, special counsel for the Underwriters (but not including their fees for professional services), in connection with the preparation of this Agreement.

                                      VII.

                 The Company and the Kalitta Companies, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be state therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the indemnification contained in this paragraph with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus.

                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid, request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 If the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                 The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities

Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 The indemnity and contribution provisions contained in this
Article VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

                                     VIII.

                 This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse or (v) the Company or any of its subsidiaries or any of the Kalitta Companies or any of their subsidiaries (1) loses its operating certificate, (2) receives any regulatory order to materially curtail or otherwise materially limit the use of any of the aircraft of the Company or its subsidiaries or the Kalitta Companies or their subsidiaries or (3) is involved in any material accident and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event makes it, in your reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                                      IX.

                 This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

                 If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this Article IX by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                 This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                        Very truly yours,

                                        KITTY HAWK, INC.



                                        By
                                          --------------------------------------



                                        AMERICAN INTERNATIONAL AIRWAYS, INC.



                                        By
                                          --------------------------------------



                                        KALITTA FLYING SERVICE, INC.



                                        By
                                          --------------------------------------




                                        FLIGHT ONE LOGISTICS, INC.



                                        By
                                          --------------------------------------



                                        O.K. TURBINES, INC.



                                        By
                                          --------------------------------------

                                        AMERICAN INTERNATIONAL TRAVEL, INC.



                                        By
                                          --------------------------------------





                                        ----------------------------------------
                                        M. Tom Christopher


                                        ----------------------------------------
                                        Tilmon J. Reeves



                                        ----------------------------------------
                                        Richard R. Wadsworth

Accepted, November __ 1997

MORGAN STANLEY & CO.
  INCORPORATED
  BT ALEX. BROWN INCORPORATED
  SCOTT & STRINGFELLOW, INC.
  FIELDSTONE FPCG SERVICES, L.P.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By Morgan Stanley & Co.
  Incorporated


By
  --------------------------------------

                                  SCHEDULE II

                             Selling Stockholders


 Stockholder                                                    Number of
 -----------                                                      Shares
                                                                To Be Sold
                                                                ----------

 M. Tom Christopher                                             1,000,000

 Tilmon J. Reeves                                                  75,000

 Richard R. Wadsworth                                              25,000




                                                              -------------
                                                                 1,100,000
 Total Shares  . . . . . . . . . . . . . . . . . . . . . . .  =============

                                   SCHEDULE I

                                 Underwriters

          Underwriter                                           Number of
          -----------                                          Firm Shares
                                                             To Be Purchased
                                                             ---------------

 Morgan Stanley & Co. Incorporated

 BT Alex. Brown Incorporated

 Scott & Stringfellow, Inc.

 Fieldstone FPCG Services, L.P.





                                                              -------------
 Total Firm Shares . . . . . . . . . . . . . . . . . . . .        4,100,000
                                                              =============

                                  SCHEDULE III

                              Company Indebtedness

                                  SCHEDULE IV

                         Kalitta Companies Indebtedness